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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 7, 2001

                                  CITICORP VENTURE CAPITAL LTD.


                                  By: /s/ Anthony P. Mirra
                                     -----------------------------
                                     Name: Anthony P. Mirra
                                     Title: Vice President


                                  CITIBANK, N.A.


                                  By: /s/ Joseph B. Wollard
                                     -----------------------------
                                     Name: Joseph B. Wollard
                                     Title: Assistant Secretary


                                  CITICORP


                                  By: /s/ Joseph B. Wollard
                                     -----------------------------
                                     Name: Joseph B. Wollard
                                     Title: Assistant Secretary


                                  Citigroup Holdings Company


                                  By: /s/ Joseph B. Wollard
                                     -----------------------------
                                     Name: Joseph B. Wollard
                                     Title: Assistant Secretary


                                  CITIGROUP INC.


                                  By: /s/ Joseph B. Wollard
                                     -----------------------------
                                     Name: Joseph B. Wollard
                                     Title: Assistant Secretary